PRESS RELEASE

OM GROUP ANNOUNCES THIRD QUARTER 2014 FINANCIAL RESULTS, SIGNED AGREEMENT FOR A COMPLEMENTARY ACQUISITION AND SHARE REPURCHASES

CLEVELAND - October 29, 2014 - OM Group, Inc. (NYSE: OMG) today announced financial results for the three months ended September 30, 2014. For the quarter, the Company reported adjusted pro forma EBITDA of $33 million, excluding the results of its divested Advanced Materials cobalt business and charges of $4 million related to business improvement actions. The Company also reported third quarter 2014 income from continuing operations of $0.20 per diluted share, or $0.32 per diluted share on an adjusted pro forma basis, and operating cash flows of $22 million. At September 30, 2014, the Company had $107 million of cash and no debt. Reconciliations of the Company’s adjusted pro forma results to corresponding U.S. GAAP results are included in this press release.

The Company also announced that it has agreed to acquire Ener-Tek International, Inc. Based in East Greenwich, Rhode Island, Ener-Tek is a designer, developer and manufacturer of high-performance lithium-ion and silver-zinc cells and batteries for niche applications in defense and aerospace markets, operating under the brand name Yardney Technical Products. Subject to regulatory and customary closing conditions, the acquisition is expected to close before year-end and will be reported within OM Group's Battery Technologies segment.

“This acquisition reflects our strategy of building out our existing business platforms with complementary acquisitions,” said Joe Scaminace, Chairman and Chief Executive Officer of OM Group, Inc. “Ener-Tek is a perfect fit for our Battery Technologies platform, enabling us to better serve our battery customers with a wider range of innovative solutions. The acquisition is expected to be accretive to our profitability and generate an attractive return on investment.”

Total consideration for the acquisition is expected to be $24 million in cash, subject to post-closing adjustments and a potential performance-related payment. Ener-Tek had sales and adjusted EBITDA of approximately $24 million and $3 million, respectively, for the twelve months ended June 30, 2014. Including combined efficiencies and other synergies with its existing EaglePicher business, annual adjusted EBITDA is expected to grow to $5-7 million over the next three years.

In August, the Company announced that its Board of Directors approved an additional share repurchase authorization of up to an additional $50 million of its common shares, which in conjunction with a $50 million authorization in 2013, resulted in a total combined authorization of $100 million. During the third quarter of 2014, the Company repurchased $17 million of its common shares, bringing the total amount of repurchases from inception of the repurchase program through the end of the third quarter of 2014 to $41 million. As of September 30, $59 million remains available for repurchase under the authorizations, which do not expire.

Third quarter 2014 net sales were $263 million, or $243 million on a pro forma basis excluding the divested Advanced Materials business.  Excluding the Advanced Materials sales, sales were essentially flat compared to the third quarter of 2013. Sales were higher in Battery Technologies driven by favorable timing of shipments. Sales were lower in Magnetic Technologies due to lower sales volumes, which resulted from weakening business conditions in Europe.  Sales in Specialty Chemicals were flat to a year ago.  Adjusted pro forma EBITDA was higher in the current quarter compared to the third quarter of 2013, driven by favorable mix and timing in Battery Technologies and lower corporate expenses, partially offset by lower profitability in Magnetic Technologies driven by lower sales and unfavorable mix.

During the quarter, the Company incurred charges of $4 million related to cost optimization and other business improvement initiatives.  These charges, which primarily included costs to reduce employment levels and other charges related to the previously-announced loss of a medical battery customer in Battery Technologies, charges related to previously-announced business unit leadership changes, and headcount reductions in Specialty Chemicals, are excluded from adjusted pro forma EBITDA.

For the full year 2014, the Company now expects to deliver approximately $115 million of adjusted pro forma EBITDA, down from its previous forecast of approximately $120 million, primarily as a result of weakening business conditions in Europe.

The Company also communicated expectations for sales growth and higher adjusted EBITDA margins in 2017. These improvements are expected to ramp up starting in late 2015 through 2017, driven by business improvement initiatives including growth programs, process improvements and cost optimization.

Mr. Scaminace concluded, “We are confident that we have created a portfolio of value-added businesses that we can build-out with complementary acquisitions. At the same time, we are working diligently on organic growth initiatives and cost actions to expand margins and returns. Our strong balance sheet and cash flow generation provide the capacity to execute our plans, including returns of capital, to create long-term value for our shareholders.”

Webcast Information

OM Group has scheduled a conference call and live audio broadcast on the Web for 10 AM EDT today. Investors may access the live audio broadcast by logging on to http://investor.omgi.com. A copy of management's presentation materials will be available on OM Group's website before the call. The company recommends visiting the website at least 15 minutes prior to the webcast to download and install any necessary software. A webcast audio replay will be available on the “Investor Relations - Webcasts” page of the company's website three hours after the call.

About OM Group

OM Group is a technology-driven diversified industrial company serving attractive global markets, including automotive systems, electronic devices, aerospace and defense, industrial and medical. Its business platforms use innovation and technology to address customers’ complex applications and demanding requirements. For more information, visit the Company's website at www.omgi.com.

Forward-Looking Statements

The foregoing discussion may include forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon specific assumptions and are subject to uncertainties and factors relating to the company's operations and business environment, all of which are difficult to predict and many of which are beyond the control of the company. These uncertainties and factors could cause actual results of the company to differ materially from those expressed or implied in the forward-looking statements contained in the foregoing discussion. Such uncertainties and factors include: uncertainty in worldwide economic conditions; technological changes in our industry or in our customers’ products; uncertainty with respect to U.S. Government spending levels or priorities; our ability to identify, complete and integrate acquisitions aligned with our strategy; failure to retain and recruit key personnel; the majority of our operations are outside the United States, which subjects us to risks that may adversely affect our operating results; fluctuations in the price and uncertainties in the supply of rare earth materials and other raw materials; costs incurred in connection with cost optimization plans and our ability to realize anticipated savings; level of returns on pension plan assets and changes in the actuarial assumptions; insurance that we maintain may not fully cover all potential exposures; changes in effective tax rates or adverse outcomes resulting from tax examinations; unanticipated costs of environmental regulation, including changes that could affect sales of our products; failure to maintain sufficient cash in the U.S.; failure to protect or enforce our intellectual property rights; disruptions in relationships with key customers or any material adverse change in their business; possible future indebtedness that may impair our ability to operate our business successfully; extended business interruption at our facilities; the timing and amount of common share repurchases, if any; fluctuations in foreign exchange rates; successful execution of the GTL supply agreement signed in connection with the Advanced Materials sale; and the risk factors set forth in Part 1, Item 1a of our Annual Report on Form 10-K for the year ended December 31, 2013.

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OM Group Contact: Rob Pierce, Vice President, Finance, +1.216.263.7489

OM Group, Inc. and Subsidiaries
Unaudited Condensed Consolidated Balance Sheets

	September 30, 2014	December 31, 2013
(in millions)
ASSETS
Current assets
Cash and cash equivalents	$107.0	$118.4
Accounts receivable, net	152.7	150.7
Inventories	230.8	240.9
Other current assets	21.1	32.3
Total current assets	511.6	542.3
Property, plant and equipment, net	306.4	345.6
Goodwill	411.7	432.7
Intangible assets, net	360.7	403.0
Other non-current assets	54.7	59.5
Total assets	$1,645.1	$1,783.1

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$71.0	$93.6
Accrued employee costs	38.8	36.2
Purchase price of VAC payable to seller	52.6	52.5
Other current liabilities	45.7	63.4
Total current liabilities	208.1	245.7
Deferred income taxes	92.9	102.5
Pension liabilities	204.5	220.5
Purchase price of VAC payable to seller	11.3	11.3
Other non-current liabilities	37.5	43.3
Total equity	1,090.8	1,159.8
Total liabilities and equity	$1,645.1	$1,783.1

Certain financial data may have been rounded. As a result of such rounding, the totals of data presented in this document may vary slightly from the actual arithmetical totals of such data.

OM Group, Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Operations
(in millions, except per share data)	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Net sales	$262.9	$265.9	$822.0	$887.1
Cost of goods sold	200.3	200.1	634.5	683.2
Gross profit	62.6	65.8	187.5	203.9
Selling, general and administrative expenses	50.1	53.8	156.7	168.6
Operating profit	12.5	12.0	30.8	35.3
Other expense:
Interest expense	(0.6)	(1.7)	(1.9)	(11.2)
Foreign exchange (loss) gain	(3.7)	4.6	(5.0)	4.7
Gain (loss) on divestiture of Advanced Materials business	0.8	(0.1)	(0.3)	(112.1)
Other, net	(0.1)	(0.5)	(1.3)	(0.8)
Income (loss) from continuing operations before income tax expense	8.9	14.3	22.3	(84.1)
Income tax expense	2.6	1.9	5.7	6.4
Income (loss) from continuing operations, net of tax	6.3	12.4	16.6	(90.5)
Income (loss) from discontinued operations, net of tax	0.1	(0.2)	(0.2)	(12.1)
Consolidated net income (loss)	6.4	12.2	16.4	(102.6)
Net loss attributable to noncontrolling interests	—	—	—	1.7
Net income (loss) attributable to OM Group, Inc. common stockholders	$6.4	$12.2	$16.4	$(100.9)
Earnings (loss) per common share — basic:
Income (loss) from continuing operations attributable to OM Group, Inc. common stockholders	$0.20	$0.40	$0.53	$(2.81)
Income (loss) from discontinued operations attributable to OM Group, Inc. common stockholders	0.01	(0.01)	(0.01)	(0.38)
Net income (loss) attributable to OM Group, Inc. common stockholders	$0.21	$0.39	$0.52	$(3.19)
Earnings (loss) per common share — assuming dilution:
Income (loss) from continuing operations attributable to OM Group, Inc. common stockholders	$0.20	$0.39	$0.53	$(2.81)
Income (loss) from discontinued operations attributable to OM Group, Inc. common stockholders	—	(0.01)	(0.01)	(0.38)
Net income (loss) attributable to OM Group, Inc. common stockholders	$0.20	$0.38	$0.52	$(3.19)
Weighted average shares outstanding
Basic	31.0	31.4	31.3	31.5
Assuming dilution	31.2	31.7	31.7	31.5

Dividends declared per common share	$0.075	$—	$0.225	$—

Amounts attributable to OM Group, Inc. common stockholders:
Income (loss) from continuing operations, net of tax	$6.3	$12.4	$16.6	$(88.8)
Income (loss) from discontinued operations, net of tax	0.1	(0.2)	(0.2)	(12.1)
Net income (loss)	$6.4	$12.2	$16.4	$(100.9)

OM Group, Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Cash Flows
	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2014	2013	2014	2013
Operating activities
Consolidated net income (loss)	$6.4	$12.2	$16.4	$(102.6)
Adjustments to reconcile consolidated net income (loss) to net cash used for operating activities:
(Income) loss from discontinued operations	(0.1)	0.3	0.2	12.1
Depreciation and amortization	16.0	17.5	52.4	55.6
Amortization of deferred financing fees	0.3	0.8	0.8	2.8
Share-based compensation expense	1.5	1.7	5.8	4.9
Foreign exchange loss (gain)	3.7	(4.9)	5.0	(4.7)
Gain (loss) on divestiture of Advanced Materials business	(0.8)	0.1	0.3	112.1
Other non-cash items	0.8	1.7	2.1	7.3
Changes in operating assets and liabilities, excluding the effect of divestitures:
Accounts receivable	12.3	10.0	(8.0)	(24.7)
Inventories	0.2	(2.6)	(4.4)	14.2
Accounts payable	(14.4)	3.7	(20.5)	5.3
Accrued tax	(0.7)	(0.6)	(3.3)	(24.5)
Other, net	(3.2)	(3.4)	(2.9)	(28.1)
Net cash provided by operating activities	22.0	36.5	43.9	29.7
Investing activities
Expenditures for property, plant and equipment	(7.4)	(7.2)	(18.2)	(28.4)
Proceeds from divestiture of Advanced Materials business	—	26.6	—	328.7
Proceeds from divestiture of UPC business	—	—	—	63.3
Payment of VAC purchase price payable to seller	—	(23.0)	—	(23.0)
Proceeds from sale of property	—	—	1.0	—
Net cash (used for) provided by investing activities	(7.4)	(3.6)	(17.2)	340.6
Financing activities
Payments of long-term debt	—	—	—	(466.5)
Dividends paid	(2.3)	—	(7.1)	—
Proceeds from exercise of stock options	—	1.1	0.5	2.1
Debt issuance costs	—	(1.9)	(0.1)	(1.9)
Payment related to surrendered shares	—	—	(0.7)	(0.6)
Share repurchases	(16.8)	—	(26.8)	(14.1)
Net cash used for financing activities	(19.1)	(0.8)	(34.2)	(481.0)
Effect of exchange rate changes on cash	(2.8)	3.8	(3.0)	2.3
Cash and cash equivalents
Increase (decrease) from continuing operations	(7.3)	35.9	(10.5)	(108.4)
Discontinued operations - net cash used for operating activities	—	—	(0.9)	(0.3)
Discontinued operations - net cash used for investing activities	—	—	—	(2.4)
Balance at the beginning of the period	114.3	80.6	118.4	227.6
Balance at the end of the period	$107.0	$116.5	$107.0	$116.5

OM Group, Inc. and Subsidiaries
Unaudited Segment Information

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2014	2013	2014	2013
Net Sales
Magnetic Technologies	$122.9	$128.1	$382.9	$394.1
Battery Technologies	38.2	33.9	119.7	115.2
Specialty Chemicals (a)	81.5	81.6	240.3	242.4
Advanced Materials	20.3	22.3	79.1	135.6
Intersegment items	—	—	—	(0.2)
	$262.9	$265.9	$822.0	$887.1

Operating profit (loss)
Magnetic Technologies (b)(c)(d)(e)	$7.4	$10.0	$16.4	$17.5
Battery Technologies (b)(c)(d)(e)	4.6	2.9	19.1	19.3
Specialty Chemicals (a)(c)(d)(e)	8.6	10.2	24.5	25.5
Advanced Materials	(0.6)	(0.5)	(4.1)	0.9
Corporate (b)(c)(d)(e)	(7.5)	(10.6)	(25.1)	(27.9)
	$12.5	$12.0	$30.8	$35.3

(a) The 2013 results related to the UPC business are excluded from the Specialty Chemicals segment.
(b) The three months ended September 30, 2013 include charges related to cost-reduction initiatives of $0.7 million in Magnetic Technologies, $0.1 million in Battery Technologies and $1.0 million in Corporate.
(c) The nine months ended September 30, 2013 include charges related to cost-reduction initiatives of $4.9 million in Magnetic Technologies, $0.8 million in Battery Technologies, $1.1 million in Specialty Chemicals and $1.0 million in Corporate.
(d) The three months ended September 30, 2014 include costs related to cost optimization and other business improvement initiatives of $0.3 million in Magnetic Technologies, $2.6 million in Battery Technologies, $1.0 million in Specialty Chemicals and $0.1 million in Corporate.
(e) The nine months ended September 30, 2014 include costs related to cost optimization and other business improvement initiatives of $0.3 million in Magnetic Technologies, $2.6 million in Battery Technologies, $1.4 million in Specialty Chemicals and $0.1 million in Corporate.

OM Group, Inc. and Subsidiaries
Unaudited Non-U.S. GAAP Financial Measures, Adjusted Operating Profit and Adjusted EBITDA

Three Months Ended September 30, 2014
(in millions)	Magnetic Technologies	Battery Technologies	Specialty Chemicals	Corporate	Subtotal	Advanced Materials	Consolidated
Operating profit (loss) - as reported	$7.4	$4.6	$8.6	$(7.5)	$13.1	$(0.6)	$12.5
Charges related to cost optimization and other business improvement initiatives	0.3	2.6	1.0	0.1	4.0	—	4.0
Adjusted operating profit	7.7	7.2	9.6	(7.4)	17.1	(0.6)	16.5
Depreciation and amortization	9.7	2.6	3.5	0.2	16.0	—	16.0
Adjusted EBITDA	$17.4	$9.8	$13.1	$(7.2)	$33.1	$(0.6)	$32.5

Three Months Ended September 30, 2013
(in millions)	Magnetic Technologies	Battery Technologies	Specialty Chemicals	Corporate	Subtotal	Advanced Materials	Consolidated
Operating profit (loss) - as reported	$10.0	$2.9	$10.2	$(10.6)	$12.5	$(0.5)	$12.0
Charges related to cost-reduction initiatives	0.7	0.1	—	1.0	1.8	—	1.8
Adjusted operating profit	10.7	3.0	10.2	(9.6)	$14.3	(0.5)	13.8
Depreciation and amortization	11.1	2.5	3.7	0.2	17.5	—	17.5
Adjusted EBITDA	$21.8	$5.5	$13.9	$(9.4)	31.8	$(0.5)	$31.3

Nine Months Ended September 30, 2014
(in millions)	Magnetic Technologies	Battery Technologies	Specialty Chemicals	Corporate	Subtotal	Advanced Materials	Consolidated
Operating profit (loss) - as reported	$16.4	$19.1	$24.5	$(25.1)	$34.9	$(4.1)	$30.8
Charges related to cost optimization and other business improvement initiatives	0.3	2.6	1.4	0.1	4.4	—	4.4
Adjusted operating profit	16.7	21.7	25.9	(25.0)	39.3	(4.1)	35.2
Depreciation and amortization	33.5	7.8	10.5	0.6	52.4	—	52.4
Adjusted EBITDA	$50.2	$29.5	$36.4	$(24.4)	$91.7	$(4.1)	$87.6

Nine Months Ended September 30, 2013
(in millions)	Magnetic Technologies	Battery Technologies	Specialty Chemicals	Corporate	Subtotal	Advanced Materials	Consolidated
Operating profit (loss) - as reported	$17.5	$19.3	$25.5	$(27.9)	$34.4	$0.9	$35.3
Charges related to cost-reduction initiatives	4.9	0.8	1.1	1.0	7.8	—	7.8
Adjusted operating profit	22.4	20.1	26.6	(26.9)	42.2	0.9	43.1
Depreciation and amortization	32.6	7.6	11.1	0.5	51.8	3.8	55.6
Adjusted EBITDA	$55.0	$27.7	$37.7	$(26.4)	$94.0	$4.7	$98.7

In order to assist readers of our financial statements in understanding the operating results that the Company's management uses to evaluate the business, we are providing adjusted operating profit and adjusted EBITDA, both of which are non-U.S. GAAP financial measures. The Company's management believes that these are important metrics in evaluating the performance of the Company's business, providing a baseline for evaluating and comparing our operating results and isolating the impact of certain items on our results. The table above presents a reconciliation of the Company's U.S. GAAP operating profit - as reported to adjusted operating profit and adjusted EBITDA. The non-U.S. GAAP financial information set forth in the table above should not be construed as an alternative to reported results determined in accordance with U.S. GAAP.

OM Group, Inc. and Subsidiaries
Unaudited Non-U.S. GAAP Financial Measures
	Three Months Ended		Three Months Ended
	September 30, 2014		September 30, 2013
(in millions, except per share data)	$	Diluted EPS	$	Diluted EPS
Income from continuing operations attributable to OM Group, Inc. common stockholders - as reported	$6.3	$0.20	$12.4	$0.39
Add (less):
Gain (loss) on Advanced Materials divestiture	(0.8)	(0.03)	0.1	—
Charges related to cost-reduction initiatives	4.0	0.13	1.8	0.06
Acceleration of deferred financing fees	—	—	0.5	0.02
Tax effect of special items	(0.6)	(0.01)	(0.3)	(0.01)
Adjusted income from continuing operations attributable to OM Group, Inc. common stockholders	$8.9	$0.29	$14.5	$0.46
Exclude: Operating results from divested Advanced Materials business, net of tax	(1.0)	(0.03)	(0.5)	(0.01)
Adjusted income from continuing operations attributable to OM Group, Inc. common stockholders - pro forma excluding Advanced Materials	$9.9	$0.32	$15.0	$0.47
Weighted average shares outstanding - diluted		31.2		31.7

	Nine Months Ended		Nine Months Ended
	September 30, 2014		September 30, 2013
(in millions, except per share data)	$	Diluted EPS	$	Diluted EPS
Income (loss) from continuing operations attributable to OM Group, Inc. common stockholders - as reported	$16.6	$0.53	$(88.8)	$(2.79)
Add (less):
Loss on Advanced Materials divestiture	0.3	0.01	112.1	3.53
Charges related to cost-reduction initiatives	4.4	0.14	7.8	0.25
Acceleration of deferred financing fees	—	—	1.0	0.03
Tax effect of special items	(0.7)	(0.03)	(1.2)	(0.05)
Adjusted income from continuing operations attributable to OM Group, Inc. common stockholders	$20.6	$0.65	$30.9	$0.97
Exclude: Operating results from divested Advanced Materials business, net of tax	(4.7)	(0.15)	(0.6)	(0.02)
Adjusted income from continuing operations attributable to OM Group, Inc. common stockholders - pro forma excluding Advanced Materials	$25.3	$0.80	$31.5	$0.99
Weighted average shares outstanding - diluted (a)		31.7		31.8
(a) For the nine months ended September 30, 2013, because the reported loss from continuing operations is income on an adjusted basis, we used diluted shares to calculate EPS.
In order to assist readers of our financial statements in understanding the operating results that the Company's management uses to evaluate the business, we are providing adjusted income from continuing operations attributable to OM Group, Inc. common stockholders and adjusted earnings per common share attributable to OM Group, Inc. common stockholders - assuming dilution, both of which are non-U.S. GAAP financial measures. We are also providing the amounts as pro forma adjusted to exclude the results of the divested Advanced Materials business. The Company's management believes that these are important metrics in evaluating the performance of the Company's business, providing a baseline for evaluating and comparing our operating results and isolating the impact of certain items on our results. The table above presents a reconciliation of the Company's U.S. GAAP income from continuing operations attributable to OM Group, Inc. common stockholders - as reported to adjusted income from continuing operations attributable to OM Group, Inc. common stockholders and earnings per common share attributable to OM Group, Inc. common stockholders - assuming dilution, adjusted for both special items as identified in the table and to exclude the results of the divested Advanced Materials business. The non-U.S. GAAP financial information set forth in the table above should not be construed as an alternative to reported results determined in accordance with U.S. GAAP.